CERTIFICATE OF DESIGNATIONS OF
SERIES B CONVERTIBLE PREFERRED STOCK

COPSYNC, INC.

The undersigned, Russell D. Chaney, Chief Executive Officer of COPsync, Inc., does hereby certify:

(a)           that he is, and at all times mentioned herein was, the duly elected and acting Chief Executive Officer of COPsync, Inc., a Delaware corporation (the “Corporation”);

(b)           that the Corporation’s Amended and Restated Certificate of Incorporation, as amended, (the “Certificate of Incorporation”), authorizes the directors to adopt resolutions fixing the designations, powers, preferences and rights, and such qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and

(c)           the Board of Directors adopted the following resolutions on October 14, 2009:

WHEREAS, the Certificate of Incorporation authorizes a class of stock designated Preferred Stock (the “Preferred Stock”), comprising 1,000,000 shares, par value $0.0001 per share, provides for a series of Preferred Stock designated Series A Preferred Stock (the “Series A Stock”), consisting of 100,000 shares, and provides that all or any remaining shares of the Preferred Stock may be issued from time to time in one or more series, and vests authority in the Board of Directors of the Corporation, within the limitations and restrictions stated in Article IV of the Certificate of Incorporation, to fix, in one or more series, for each such series such designations, powers, preferences and rights and such qualifications, limitations or restrictions thereof, as may be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) within the limitations set forth in the Delaware General Corporation Law;

WHEREAS, the Corporation has not previously filed with the Secretary of the State of Delaware a Preferred Stock Designation with respect to any remaining shares of the Corporation’s authorized but unissued Preferred Stock;

WHEREAS, based on the foregoing, there remains 900,000 shares of the Corporation’s authorized but unissued Preferred Stock eligible for Preferred Stock Designations by the Corporation with respect to new series thereof;

WHEREAS, the Corporation proposes to make an offering of up to 375,000 shares of Preferred Stock (the “Offering”); and

WHEREAS, it is the desire of the Board of Directors to designate a series of Preferred Stock and to fix the powers, preferences and rights, and the designations, powers, preferences and rights and such qualifications, limitations or restrictions thereof in connection with the Offering;

            NOW, THEREFORE, BE IT RESOLVED, that the Corporation, does hereby designate 375,000 shares of authorized but unissued Preferred Stock as Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and does hereby fix the designations, powers, preferences and rights, and such qualifications, limitations or restrictions thereof, of the Series B Preferred Stock as follows:

1.      Definitions.  For purposes of this Preferred Stock Designation, the following definitions shall apply:

(a)           “Common Stock” means the Common Stock, $0.0001 par value, of the Corporation.

(b)           “Conversion Price” means $0.10 per share for the Series B Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).

(c)           “Convertible Securities” means any evidences of indebtedness or other obligations of the Corporation, shares or other securities convertible into or exchangeable for Common Stock.

(d)           “Corporation” means COPsync, Inc., a Delaware corporation.

(e)           “Distribution” means the transfer of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of shares of the Corporation by the Corporation for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any stockholder, and (iv) any other repurchase or redemption of capital stock of the Corporation approved by the stockholders of the Corporation; provided, however, that any purchase or redemption described in clauses (i) through (iv) above must be subject to the unanimous approval of the Corporation’s Board of Directors, with any director whose shares are being purchased or redeemed, if any abstaining from such vote.

(f)           “Dividend Rate” means an annual rate of 7.0%, or $0.28 per share, for the Series B Preferred Stock (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(g)           “Investors’ Rights Agreement” means that certain Investors’ Rights Agreement, of even date hereof, by and among the Corporation and the initial purchasers of the Series B Preferred Stock, as amended.

(h)           “Liquidation Preference” means $4.00 per share for the Series B Preferred Stock (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

COPsync Series B Certificate of Designations (execution).doc

(i)           “Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(j)           “Original Issue Price” means $4.00 per share for the Series B Preferred Stock (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(k)           “Purchase Agreement” means that certain Securities Purchase Agreement, of even date hereof, by and among the Corporation and the initial purchasers of the Series B Preferred Stock.

(l)           “Recapitalization” means any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

2.      Dividends.

(a)           Series B Preferred Stock.  In any calendar year, the holders of outstanding shares of Series B Preferred Stock shall be entitled to receive and shall accrue dividends, out of any assets at the time legally available therefor, at the Dividend Rate specified for the Series B Preferred Stock, which dividends shall be payable in preference and priority to any declaration or payment of any Distribution on Common Stock or Series A Stock of the Corporation in such calendar year.  Such dividends shall be cumulative and shall accrue on each share from day to day, beginning on the date of original issuance of such share, whether or not earned or declared.  Dividends accruing on each share of Series B Preferred Stock shall be added to the Liquidation Preference of such share from day to day, and will remain a part thereof until such dividends are paid as provided herein.  No Distributions shall be made with respect to the Common Stock or the Series A Stock unless dividends, through the end of the calendar year in which such Distribution is made, on the Series B Preferred Stock have been declared in accordance with the preferences stated herein and all declared dividends on the Series B Preferred Stock have been paid or set aside for payment to the Series B Preferred Stock holders.

(b)           Additional Dividends.  The Corporation shall not declare, set aside or pay any dividends on any share of Common Stock or the Series A Stock (other than dividends on Common Stock payable solely in Common Stock) unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this paragraph 2) is declared and set aside or paid with respect to all outstanding shares of Series B Preferred Stock in an amount for each share of Series B Preferred Stock at least equal to the aggregate amount of the dividends for all shares of Common Stock into which each such share of Series B Preferred Stock could then be converted, calculated on the record date for determination of holders entitled to receive such dividend.

(c)           Non-Cash Distributions.  Whenever a Distribution provided for in this paragraph 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

COPsync Series B Certificate of Designations (execution).doc

(d)           Waiver of Dividends.  Any dividend preference of the Series B Preferred Stock may be waived, in whole or in part, by the consent or vote of the holders of all of the outstanding shares of such series.

3.      Liquidation Rights.

(a)           Liquidation Preference.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series B Preferred Stock held by them equal to the sum of (i) the Liquidation Preference specified for each share of Series B Preferred Stock and (ii) all declared but unpaid dividends (if any) on each share of Series B Preferred Stock, or such lesser amount as may be approved by the holders of all of the outstanding shares of Series B Preferred Stock.  If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this paragraph 3(a), then the entire assets of the Corporation legally available for distribution shall be distributed pro rata among the holders of the Series B Preferred Stock in proportion to the number of shares of Series B Preferred Stock held by them.

(b)           Remaining Assets.  After the payment or setting aside for payment to the holders of Series B Preferred Stock of the full amounts specified in paragraph 3(a) above, the entire remaining assets of the Corporation legally available for distribution shall be distributed pro rata to holders of the Common Stock of the Corporation in proportion to the number of shares of Common Stock held by them.

(c)           Shares not Treated as Both Preferred Stock and Common Stock Upon Liquidation.  Upon the liquidation of the Corporation, shares of Series B Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any Distribution, or series of Distributions, as shares of Common Stock, without first foregoing participation in the Distribution, or series of Distributions, as shares of Series B Preferred Stock.

(d)           Deemed Liquidation.  For purposes of this paragraph 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions to which the Corporation is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction retain, immediately after such transaction or series of transactions, as a result of shares in the Corporation held by such holders prior to such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Corporation or such other surviving or resulting entity (or if the Corporation or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Corporation; (iii) an exclusive license of all or substantially all of the Corporation’s intellectual property in a single transaction or series of related transaction, except where such exclusive license is to a wholly-owned subsidiary of the Corporation; or (iv) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.  The treatment of any transaction or series of related transactions as a liquidation, dissolution or winding up pursuant to clause (i), (ii) or (iii) of the preceding sentence may be waived by the consent or vote of at least a majority of the outstanding Series B Preferred Stock.

COPsync Series B Certificate of Designations (execution).doc

(e)           Valuation of Non-Cash Consideration.  If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors, except that any publicly-traded securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

(i)      If the securities are then traded on a national securities exchange, then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) trading day period ending five (5) trading days prior to the Distribution;

(ii)      if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the Distribution.
In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.  For the purposes of this paragraph 3(e), “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or a Nasdaq market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system.  If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

4.      Conversion.  The holders of the Series B Preferred Stock shall have conversion rights as follows:

(a)           Right to Convert.  Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the Series B Preferred Stock by the Conversion Price for the Series B Preferred Stock.  The number of shares of Common Stock into which each share of Series B Preferred Stock may be converted is hereinafter referred to as the “Conversion Rate.”  Upon any decrease or increase in the Conversion Price for the Series B Preferred Stock, as described in this paragraph 4, the Conversion Rate for such series shall be appropriately increased or decreased.

COPsync Series B Certificate of Designations (execution).doc

(b)           Automatic Conversion.  Each share of Series B Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share (i) ninety (90) days after the Corporation has reported net income, in accordance with generally accepted accounting principles, for two (2) consecutive quarters, as reported in its quarterly reports on Form 10-Q (or annual report on Form 10-K, if applicable) filed under the Securities Exchange Act of 1934, as amended, (ii) on the date that the Corporation closes on the sale of securities to purchasers other than holders of the Series B Preferred Stock that was subject to the right of first refusal set forth in Section 3.1 of the Investors’ Rights Agreement, and the purchasers of such securities require that the Series B Preferred Stock be converted into Common Stock as a condition to such closing, or (iii) upon the receipt by the Corporation of a written request for such conversion from the holders of all of the Series B Preferred Stock then outstanding, or, if later, the effective date for conversion specified in such requests (each of the events referred to in (i) through (iii) are referred to herein as an “Automatic Conversion Event”).

(c)           Mechanics of Conversion.  No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors.  For such purpose, all shares of Series B Preferred Stock held by each holder of Series B Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash.  Before any holder of Series B Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, the holder shall either (A) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock or (B) notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that the holder elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Series B Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.  On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Series B Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Series B Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Series B Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

COPsync Series B Certificate of Designations (execution).doc

The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Series B Preferred Stock payable, as the option of the Corporation’s Board of Directors, (i) in cash or (ii) shares of Common Stock at the then fair market value of the Common Stock at the time of the conversion, as determined pursuant to paragraph 3(e) above.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with a merger, sale, financing, or liquidation of the Corporation or other event, the conversion may, at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing of such transaction or upon the occurrence of such event, in which case the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such transaction or the occurrence of such event.

(d)           Adjustments for Diluting Issues.

(i)      Special Definition.  For purposes of this paragraph 4(d), “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to paragraph 4(d)(iii), deemed to be issued) by the Corporation after the filing of this Preferred Stock Designation, other than issuances or deemed issuances of:

(1)      shares of Common Stock and options, warrants or other rights to purchase Common Stock issued or issuable to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock grants, restricted stock purchase agreements, employment agreements, option plans, purchase plans, incentive programs or similar arrangements approved by the Board of Directors, including the affirmative vote of the Series B Director (as defined herein);

(2)      shares of Common Stock issued upon the exercise or conversion of Options or Convertible Securities outstanding as of the date of the filing of this Preferred Stock Designation, to the extent of the amounts disclosed in the Purchase Agreement;

(3)      shares of Common Stock issued to officers of the Corporation pursuant to the terms of written employment agreements existing as of the date of the filing of this Preferred Stock Designation, to the extent of the amounts disclosed in the Purchase Agreement; and

COPsync Series B Certificate of Designations (execution).doc

(4)           shares of Common Stock issued or issuable as a dividend or Distribution on Series B Preferred Stock.

(ii)      No Adjustment of Conversion Price.  No adjustment in the Conversion Price of the Series B Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to paragraph 4(d)(v)) for such Additional Shares of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for the Series B Preferred Stock.

(iii)                 Deemed Issue of Additional Shares of Common.  In the event the Corporation at any time or from time to time after the date of the filing of this Preferred Stock Designation shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares are deemed to be issued:

(1)      no further adjustment in the Conversion Price of the Series B Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)      if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increases in the consideration payable to the Corporation or decreases the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, which increase or decrease actually occurs (other than a change pursuant to the anti-dilution provisions of such Options or Convertible Securities such as this paragraph 4(d) or pursuant to Recapitalization provisions of such Options or Convertible Securities such as paragraphs 4(e), 4(f) and 4(g) hereof), the Conversion Price of the Series B Preferred Stock and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

(3)      no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price of the Series B Preferred Stock to an amount above the Conversion Price that would have resulted from any other issuances of Additional Shares of Common and any other adjustments provided for herein between the original adjustment date and such readjustment date;

(4)      upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of the Series B Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

COPsync Series B Certificate of Designations (execution).doc

(a)      in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(b)      in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to paragraph 4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(5)      if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this paragraph 4(d)(iii) as of the actual date of their issuance.

(iv)                 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common.  In the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to paragraph 4(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price of the Series B Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the Series B Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued.  Notwithstanding the foregoing, the Conversion Price shall not be reduced at such time if the amount of such reduction would be less than $0.01, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.01 or more in the aggregate.  For the purposes of this paragraph 4(d)(iv), all shares of Common Stock issuable upon conversion of all outstanding shares of Series B Preferred Stock and the exercise and/or conversion of any other  outstanding Convertible Securities and all outstanding Options shall be deemed to be outstanding.  For the purposes of adjusting the Conversion Price of the Series B Preferred Stock, the grant, issue or sale of Additional Shares of Common consisting of the same class of security and warrants to purchase such security issued or issuable at the same price at two or more closings held within a six-month period shall be aggregated and shall be treated as one sale of Additional Shares of Common occurring on the earliest date on which such securities were granted, issued or sold.

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(v)      Determination of Consideration.  For purposes of this paragraph 4(d), the consideration received by the Corporation for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:

(1)      Cash and Property.  Such consideration shall:

(a)      insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issuance;

(b)      insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(c)      in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as reasonably determined in good faith by the Board of Directors.

(2)      Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to paragraph 4(d)(iii) shall be determined by dividing:

(x)           the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(y)           the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e)           Adjustments for Subdivisions or Combinations of Common Stock.  In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price of the Series B Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Price of the Series B Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

COPsync Series B Certificate of Designations (execution).doc

(f)           Adjustments for Subdivisions or Combinations of Series B Preferred Stock.  In the event the outstanding shares of Series B Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Series B Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the Series B Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding shares of Series B Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Series B Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the Series B Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g)           Adjustments for Reclassification, Exchange and Substitution.  Subject to paragraph 3 above (“Liquidation Rights”), if the Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each holder of Series B Preferred Stock shall have the right thereafter to convert shares of Series B Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of Series B Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(h)           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this paragraph 4, the Corporation at its expense shall promptly, but in no event later than fifteen (15) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series B Preferred Stock.

(i)           Waiver of Adjustment of Conversion Price.  Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of Series B Preferred Stock may be waived by the consent or vote of the holders of all of the outstanding shares of such series either before or after the issuance causing the adjustment.  Any such waiver shall bind all future holders of shares of Series B Preferred Stock.

COPsync Series B Certificate of Designations (execution).doc

(j)           Notices of Record Date.  In the event that the Corporation shall propose at any time:

(i)      to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii)      to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iii)                 to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to paragraph 3(d);

then, in connection with each such event, the Corporation shall send to the holders of the Series B Preferred Stock at least 10 days’ prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above.
Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Series B Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.
The notice provisions set forth in this paragraph may be shortened or waived prospectively or retrospectively by the consent or vote of the holders of at least a majority of the Series B Preferred Stock.

(k)           Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5.      Voting.

(a)           Restricted Class Voting.  Except as otherwise expressly provided herein or as required by law, the holders of Series B Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

COPsync Series B Certificate of Designations (execution).doc

(b)           No Series Voting.  Other than as provided herein or required by law, there shall be no series voting.

(c)           Series B Preferred Stock.  Each holder of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series B Preferred Stock held by such holder could be converted as of the record date.  Fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded up to the nearest whole number.  Except as otherwise expressly provided herein or as required by law, the holders of shares of the Series B Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote.  Holders of Series B Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.

(d)           Election of Directors.  As long as 175,000 shares of the Series B Preferred Stock shall be issued and outstanding (subject to appropriate adjustments upon any Recapitalization Events), at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, the holders of record of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Corporation’s Board of Directors (the “Series B Director”).  Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the Series B Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.

6.      Amendments and Changes.  As long as any shares of the Series B Preferred Stock shall be issued and outstanding (subject to appropriate adjustments upon any Recapitalization Events), the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation, reclassification or otherwise, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the then outstanding shares of the Series B Preferred Stock:

(a)           amend, alter, suspend or repeal the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock;

(b)           authorize, create or issue any new class or series of equity security, or any other security, convertible debt, debenture, option, warrant or similar instrument providing the holder with the right to acquire shares of any class of stock or security having rights, preferences or privileges with respect to dividends, redemption or payments upon liquidation senior to or on a parity with the Series B Preferred Stock, including in connection with a merger, consolidation, purchase of substantially all of the assets of or the reorganization of the Corporation, or formation of a joint venture involving the Corporation or its business or assets;

(c)           reclassify any outstanding shares (including shares issuable under existing convertible debts, options, warrants or similar instruments) into shares having preferences with respect to dividends, redemption or payments upon liquidation, dissolution or winding up of the Corporation senior to or on a parity with the Series B Preferred Stock, including in connection with a merger, consolidation, purchase of substantially all of the assets of or the reorganization of the Corporation, or formation of a joint venture involving the Corporation or its business or assets;

COPsync Series B Certificate of Designations (execution).doc

(d)           increase or decrease the authorized number of shares of Series B Preferred Stock; or

(e)           increase the annual total cash compensation of any executive officer of the Corporation above $160,000 until the Corporation has reported net income, in accordance with generally accepted accounting principles, for two (2) consecutive quarters, as reported in its quarterly reports on Form 10-Q (or annual report on Form 10-K, if applicable) filed under the Securities Exchange Act of 1934, as amended.

7.      Reissuance of Series B Preferred Stock.  In the event that any shares of Series B Preferred Stock shall be converted pursuant to paragraph 4 or repurchased by the Corporation, the shares so converted or repurchased shall be cancelled and shall not be issuable by the Corporation.

8.      Notices.  Any notice required by the provisions of this Preferred Stock Designation to be given to the holders of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

The undersigned further certifies that the authorized number of shares of Preferred Stock is 1,000,000, the number of shares of the Series A Preferred Stock, all of which are issued, is 100,000, and the number of shares of Series B Preferred Stock, none of which has been issued, is 375,000.

IN WITNESS WHEREOF, COPsync, Inc. has caused this Certificate to be executed by its duly authorized representative as of October 14, 2009.

COPsync, Inc.

By:           /s/ Russell D. Chaney
Russell D. Chaney,
Chief Executive Officer

COPsync Series B Certificate of Designations (execution).doc